Exhibit 10.2

P.A.M. TRANSPORTATION SERVICES, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
FOR NON-EMPLOYEE DIRECTOR

This Non-Qualified Stock Option Agreement ("Option Agreement") dated as of __________________, is by and between P.A.M. TRANSPORTATION SERVICES, INC. (the "Company") and _____________________ ("Non-Employee Director").

RECITAL

The Board of Directors of the Company has adopted the 2006 Stock Option Plan (the "2006 Plan"), that was approved by the stockholders of the Company on May 24, 2006. A copy of 2006 Plan will be provided to the Non-Employee Director upon request. Pursuant to the terms of the 2006 Plan, and more specifically, Section 10 of the 2006 Plan, the Non-Employee Director will be granted non-qualified stock options to purchase shares of the Company's authorized $.01 par value common stock ("Stock"), subject to the terms and conditions set forth in the 2006 Plan and this Option Agreement.

AGREEMENT

In consideration of the mutual promises, agreements and covenants contained in this Option Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Option Agreement agree as follows.

1. INCORPORATION OF PROVISIONS

This Option Agreement is subject to and is to be construed in all respects in a manner that is consistent with the terms of the 2006 Plan, the provisions of which are incorporated by reference into this Option Agreement. Unless specifically provided otherwise, all terms used in this Option Agreement have the same meaning as in the 2006 Plan.

2. GRANT OF OPTIONS

Subject to the terms and conditions of this Option Agreement, the Non-Employee Director is granted a non-qualified stock option to purchase 2,000 shares of Stock, effective as of the date first written above. Thereafter, to the extent provided for in Section 10 of the 2006 Plan, on March 2 of each year during the term of the 2006 Plan, and subject to the terms and conditions of this Option Agreement, the Non-Employee Director will be granted, without the necessity of action by the Board of Directors or any committee of the Board, an option to purchase 2,000 shares of Stock. The total number of shares granted pursuant to options that the Non-Employee Director holds under the 2006 Plan is reflected in Exhibit A attached to this Option Agreement. Exhibit A will be updated and delivered to the Non-Employee Director for attachment to this Option Agreement at or about the time that each option is granted to the Non-Employee Director, and at such other times as may be determined by the Company.

3. OPTION EXERCISE PRICE

Pursuant to the terms of the 2006 Plan, the option exercise price for each share of Stock purchased under this Option Agreement will be equal to 100% of the Market Price of the Stock on the date the relevant option is granted, or for options granted on a weekend or holiday, on the business day next preceding the grant date. The option exercise price for each option is reflected in Exhibit A attached to this Option Agreement.

4. EXPIRATION OF OPTIONS

Each option to acquire Stock pursuant to this Option Agreement will expire (to the extent not previously fully exercised) upon the first to occur of the following:

(a)	the date which is the fifth anniversary of the date of grant of the option;

(b)
the date which is the 90th day following the date upon which the Non-Employee Director ceases to be a director of the Company for any reason other than the Non-Employee Director's death or permanent disability;

(c)
the date which is the first anniversary of the date upon which the Non-Employee Director ceases to be a director of the Company as a result of the Non-Employee Director's death or permanent disability.

5. EXERCISE OF OPTIONS

Except to the extent that options under this Option Agreement earlier lapse or expire pursuant to Article 4 of this Option Agreement, the options may be exercised with respect to the aggregate number of shares subject to this Option Agreement, commencing for each option, on the date of grant.

To the extent that any options becomes exercisable in accordance with the above, the Non-Employee Director may exercise the options, in whole or in part from time to time. The option exercise price may be paid by the Non-Employee Director either in cash or by surrender of other shares of Stock of the Company held by the Non-Employee Director for more than six months, or a combination of both. The Non-Employee Director will be given credit against the option exercise price for the shares surrendered in an amount equal to the Market Price of the shares surrendered.

6. MANNER OF EXERCISE

The options under this Option Agreement may be exercised by written notice to the Company specifying the number of shares to be purchased and signed, or authorized in a manner acceptable to the Company, by the Non-Employee Director, or by such other persons who may be entitled to acquire Stock under this Option Agreement. If any such notice is signed or authorized by a person other than the Non-Employee Director, such person will also provide such other information and documentation as the Board of Directors or Committee may reasonably require to assure that such person is entitled to acquire Stock under the terms of the 2006 Plan and this Option Agreement.

7. RESTRICTIONS ON TRANSFERABILITY

The options under this Option Agreement will not be transferable by the Non-Employee Director otherwise than by will or by the laws of descent and distribution, and such options will be exercisable during the Non-Employee Director's lifetime only by the Non-Employee Director.

8. FURTHER RESTRICTIONS ON EXERCISE AND SALE OF STOCK

If at any time during which an option under this Option Agreement is otherwise exercisable according to its terms, there is no effective Registration Statement on file with the Securities and Exchange Commission covering the shares then acquirable under this Option Agreement, then unless the Board of Directors, in its sole discretion determines otherwise, the option will not be exercised until such time as the Company is satisfied that the offer and sale of the option shares to the option holder is exempt from the registration requirements of the Securities Act of 1933, as amended, and such state securities laws as shall be applicable, and may condition such exercise upon its receipt of such representations, factual assurances and legal opinions as it deems necessary to determine and document the availability of any such exemption, and may further condition such exercise upon such undertakings by the holder of this Option Agreement or such restriction upon the transferability of the shares to be acquired under this Option Agreement as it determines to be necessary to effectuate and protect the claim to any such exemption.

Nothing contained in this section will be construed to obligate the Company to, or to grant any right to the holder of any option to, cause the Company to file any Registration Statement; or, if any such Registration Statement is filed, to prepare any additional prospectus, to file any amendments to the Registration Statement, or to continue the Registration Statement in effect.

The Company has caused this Option Agreement to be executed by a member of the Board of Directors or a duly authorized officer of the Company, and the Non-Employee Director has executed this Option Agreement, as of the date first above written.

P.A.M. TRANSPORTATION SERVICES, INC.

By: ______________________________

Name:____________________________

Title:_____________________________

ATTEST:

_________________________________
Secretary

NON-EMPLOYEE DIRECTOR

_________________________________
(sign name)

_________________________________
(print name)

EXHIBIT A

TO

NON-QUALIFIED STOCK OPTION AGREEMENT
DATED AS OF ________________, BETWEEN
P.A.M. TRANSPORTATION SERVICES, INC.
AND ______________________

OUTSTANDING OPTIONS AS OF _____________

Date Option Granted And Exercisable	Number of Shares Covered by Option	Exercise Price Per Share	Expiration Date of Option

Date of this Exhibit A: _____________________